Exhibit 11

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (“Agreement”) is entered into as of March 27, 2018, by and between Primoris Services Corporation, a Delaware corporation (“Parent”), and W. Gary Gates, an individual (“Stockholder”).

RECITALS

A.            Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain issued and outstanding shares of common stock, par value $0.05 per share (“Shares”), of Willbros Group, Inc., a Delaware corporation (the “Company”).

B.            Parent, Waco Acquisition Vehicle, Inc., a Delaware corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as may be amended, the “Merger Agreement”), which provides (subject to the conditions set forth therein) for, among other things, the merger of Merger Sub into the Company (the “Merger”).

C.            In the Merger, each outstanding Share is to be converted into the right to receive the cash consideration provided in the Merger Agreement.

D.            Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.                         CERTAIN DEFINITIONS

For purposes of this Agreement:

(a)                   The terms “Acquired Companies,” “Acquisition Inquiry,” “Acquisition Proposal,” “Acquisition Transaction,” “Company Time-based Awards,” “Company Performance Awards” and “Person,” and other capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

(b)                   “Expiration Date” shall mean the earlier of: (i) the date on which the Merger Agreement is validly terminated; or (ii) the date upon which the Merger becomes effective.

(c)                   “Stockholder Subject Securities” shall mean: (i) all securities of the Company (including all Shares and all options, Company Time-based Awards, Company Performance Awards, warrants and other rights to acquire Shares) Owned by Subject Stockholders as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional Shares and all additional options, Company Time-based Awards, Company Performance Awards, warrants and other rights to acquire Shares) of which Subject Stockholders acquire Ownership during the Voting Period.

(d)                   Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(e)                   “Subject Stockholders” shall mean each stockholder of the Company (including Stockholder)  who has executed a Support Agreement.

(f)                    “Subject Securities” shall mean: (i) all securities of the Company (including all Shares and all options, Company Time-based Awards, Company Performance Awards, warrants and other rights to acquire Shares) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional Shares and all additional options, Company Time-based Awards, Company Performance Awards,, warrants and other rights to acquire Shares) of which Stockholder acquires Ownership during the Voting Period.

(g)                   A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent or Merger Sub; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or Merger Sub; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

(h)                   “Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.

SECTION 2.                         TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1          Restriction on Transfer of Subject Securities.  Subject to Section 2.3, during the Voting Period, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.  Without limiting the generality of the foregoing, during the Voting Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2          Restriction on Transfer of Voting Rights.  During the Voting Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) other than the Proxy contemplated by this Agreement, no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

2.3          Permitted Transfers.  Section 2.1 shall not prohibit a Transfer of Subject Securities by Stockholder:  (a) if Stockholder is an individual (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or (ii) upon the death of Stockholder; or (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated entity under common control with Stockholder; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

SECTION 3.                         VOTING OF SHARES

3.1          Voting Covenant.  Subject to Section 3.4, Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities to be voted:

(a)           in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any action in furtherance of any of the foregoing;

(b)           against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c)           against the following actions (other than the Merger and the Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Company; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Company; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Company; (iv) any change in a majority of the board of directors of the Company; (v) any action or proposal to amend, or waive any provision of the certificate of incorporation or bylaws of the Company; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Contemplated Transactions.

3.2          Other Voting Agreements.  During the Voting Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(a),” clause “(b)” or clause “(c)” of Section 3.1.

3.3          Proxy.

(a)           Contemporaneously with the execution of this Agreement:  (i) Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by Law (at all times during the Voting Period) with respect to the Shares referred to therein (the “Proxy”); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding Shares that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by Stockholder.

(b)           Stockholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would in any way restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder or any of the actions contemplated hereby.

3.4          Voting on Other Matters.  Stockholder may vote the Subject Securities on all other matters not referred to in this Agreement, and the proxy named above may not exercise the Proxy with respect to such other matters.

SECTION 4.                         REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

4.1          Authorization, etc.  Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder.  This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against

Stockholder in accordance with their terms, subject to: (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of Law governing specific performance, injunctive relief and other equitable remedies.  If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized.  If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized.  If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized. Stockholder has reviewed and understands the terms of this Agreement, and Stockholder has consulted and relied upon Stockholder’s counsel in connection with this Agreement.

4.2          No Conflicts or Consents.

(a)           The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any Law or Order applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected.

(b)           The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any Consent of any Person.  The execution and delivery of any additional proxy pursuant to Section 3.3(a)(ii) with respect to any Shares that are owned beneficially but not of record by Stockholder do not, and the performance of any such additional proxy will not, require any Consent of any Person.

4.3          Title to Securities.  As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any Liens) the number of outstanding Shares set forth under the heading “Shares Held of Record” on the signature page hereof; (b) Stockholder holds (free and clear of any Liens) the Company Time-based Awards, Company Performance Awards, warrants and other rights to acquire Shares set forth under the heading “Company Awards” on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, Company Award, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the Shares, Company Awards, options, warrants and other rights set forth on the signature page hereof.

4.4          Accuracy of Representations.  The representations and warranties contained in this Agreement are accurate and complete in all respects as of the date of this Agreement, and will be accurate in all respects at all times through and including the Expiration Date as if made as of any such time or date.

SECTION 5.                         MISCELLANEOUS

5.1          Stockholder Information. Stockholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement and any other filing or disclosure required under the Exchange Act Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

5.2          Acquisition Proposals.

(a)           Subject to Section 7.2 of the Merger Agreement and Section 5.3, during the Voting Period, Stockholder shall not, directly or indirectly, and shall ensure that each of Stockholder’s Representatives does not, directly or indirectly: (i) initiate, encourage, solicit, assist, induce or facilitate the making, submission or announcement of any Acquisition Inquiry or Acquisition Proposal; (ii) furnish or otherwise provide access to any information regarding any Acquired Company to any Person in connection with or in response to any Acquisition Inquiry or Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Inquiry or Acquisition Proposal or publicly support or endorse any Acquisition Proposal; (iv) take any action that could result in the revocation or invalidation of the Proxy; (v) take any public action that is reasonably determined by Parent to suggest that Stockholder no longer supports the Merger; (vi) agree or publicly propose to take any of the actions referred to in this Section 5.2 or otherwise prohibited by this Agreement; or (vii) otherwise facilitate any effort or attempt to make or implement an Acquisition Inquiry or Acquisition Proposal or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, option agreement, joint venture agreement, partnership agreement, merger agreement or other similar document or Contract relating to any Acquisition Inquiry or Acquisition Proposal.

(b)           Upon the execution hereof, Stockholder shall immediately cease and cause to be terminated all existing activities, discussions or negotiations with any parties (other than Parent and its Affiliates) conducted heretofore with respect to any Acquisition Inquiry or Acquisition Proposal or sale of Shares held by Stockholder, and shall refrain from engaging in any future discussions or negotiations between Stockholder and any Person (other than Parent and its Affiliates) with respect to any sale of any Shares held by Stockholder (other than to state that Stockholder is currently not permitted to engage in such discussions or negotiations).  Notwithstanding the foregoing, the restrictions in this Section 5.2 shall not apply with respect to any discussions or negotiations with respect to the transfer of Shares permitted by Section 2.3.

5.3          Fiduciary Duties.  Stockholder is entering into this Agreement solely in Stockholder’s capacity as an Owner of Subject Securities, and Stockholder shall not be deemed to be making any agreement in this Agreement in Stockholder’s capacity as, or that would limit Stockholder’s ability to take, or refrain from taking, actions as a director or officer of the Company, in each case, in compliance with the terms of the Merger Agreement.

5.4          Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Agreement, and Parent’s rights and remedies with respect thereto, shall survive the Expiration Date.

5.5          Further Assurances.  From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

5.6          Expenses.  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

5.7          Notices.  (a)          All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service or delivery if served personally on the party to whom notice is to be given or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the day after delivery to Federal

Express or similar overnight courier to the party as follows or (iii) on the date sent by e-mail of a “portable document format” (.pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient:

if to Stockholder:

at the address set forth on the signature page hereof; and

if to Parent:

Primoris Services Corporation

2100 McKinney Avenue, Suite 1500

Dallas, TX 75201

Attention: John Perisich, Esq.

Email: jperisich@prim.com

Facsimile: (949) 595-5532

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

200 Crescent Court

Suite 300

Dallas, Texas 75201

Attention: James R. Griffin

Facsimile: (214) 746-7777

Email: james.griffen@weil.com

5.8          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

5.9          Entire Agreement.  This Agreement, the Proxy, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

5.10        Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

5.11        Assignment; Binding Effect; No Third Party Rights.  Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.  Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred.  Nothing in this Agreement is intended to confer on any Person (other than Parent, Merger Sub and their successors and assigns) any rights or remedies of any nature.

5.12        Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached.  Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled, without any proof of actual damage (and in addition to any other remedy that may be available to it, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach.  Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.12, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.13        Non-Exclusivity.  The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at Law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common Law requirements and under all applicable Law.

5.14        Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

(b)           In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action in any court other than the United States District Court for the District of Delaware).  Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 5.7 shall be effective service of process for any such action. Notwithstanding the foregoing in this Section 5.14(b), a party may commence any legal action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.  Each party hereto further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c)           EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS.  EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.14.

5.15        Counterparts; Exchanges by Facsimile or Electronic Delivery.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

5.16        Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.17        Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

5.18        Waiver.  No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.19        Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.  Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Agreement.

5.20        Construction.

(a)           For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)           The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)           As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)           Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; and (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

PRIMORIS SERVICES CORPORATION

By:	/s/ David King
Name:	David King
Title:	President

Signature Page to Voting and Support Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

STOCKHOLDER

/s/ W. Gary Gates
Signature

W. Gary Gates
Printed Name

Address:	15418 Lakeside Plaza
Omaha, NE 68137

Facsimile:	N/A

Email:	gpg440@gmail.com

Shares Held of Record	Company Awards	Additional Securities Beneficially Owned
38,226	30,365*	-0-

*These are unvested shares of restricted stock that are included in the Shares Held of Record number.

Signature Page to Voting and Support Agreement

EXHIBIT A

FORM OF IRREVOCABLE PROXY

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of  Willbros Group, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Primoris Services Corporation, a Delaware corporation (“Parent”), the attorney and proxy of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to (i) the issued and outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof.  (The shares of the capital stock of the Company referred to in clauses “(i)” or “(ii),” as applicable of the immediately preceding sentence are referred to as the “Shares.”)  Upon the execution of this proxy, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting and Support Agreement, dated as of the date hereof, between Parent, Waco Acquisition Vehicle, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Stockholder (the “Support Agreement”), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Merger Sub and the Company (the “Merger Agreement”).  This proxy will terminate on the Expiration Date (as defined in the Support Agreement).

The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company:

(a) in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption of the Merger Agreement and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and (iii) any action in furtherance of any of the foregoing;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against the following actions (other than the Merger and the Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving any Acquired Company (as defined in the Merger Agreement); (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of any Acquired Company; (iii) any reorganization, recapitalization, dissolution or liquidation of any Acquired Company; (iv) any change in a majority of the board of directors of the Company; (v) any action or proposal to amend, or waive any provision of the certificate of incorporation or bylaws of the Company; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any other action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Contemplated Transactions

The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Dated:     , 2018

STOCKHOLDER:

Signature

Printed Name

Number of shares of common stock of the Company owned of record as of the date of this proxy: